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                                                                     EXHIBIT 4.3


                               DEPOSIT AGREEMENT


     THIS AGREEMENT is made as of this 25th day of July, 2000 by and among R.J. Tower Corporation, a Michigan corporation (the "Company"), which is a party for the limited purposes referred to herein, Deutsche Bank Luxembourg S.A., as Book-Entry Depositary (the "Book-Entry Depositary"), United States Trust Company of New York, as Trustee (solely for purposes of Section 4.11), and owners from time to time of Book-Entry Interests.

                                    ARTICLE I

                    DEFINITIONS AND OTHER GENERAL PROVISIONS

     Section 1.01 Definitions.

          The following terms, as used herein, have the following meanings:

          "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used in respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent Member" means any member of, or participant in, the Depositary.

          "Board Resolution" shall have the meaning ascribed to it in the Indenture.

          "Book-Entry Interests" means interests in any Depositary Interest issued pursuant to this Agreement, which are eligible for trading through the book-entry system of Euroclear or Clearstream. References to Book-Entry Interests in a Global Security should be understood to mean Book-Entry Interests in the Certificated Depositary Interest issued with respect to such Global Security.

          "Business Day" shall have the meaning ascribed to it in the Indenture.

          "Certificated Depositary Interest" means a certificate (in substantially the form set forth in Annex A hereto) representing an interest in a Global Security held by the Common Depositary that (i) shall, at all times, represent the right to receive 100% of the principal and premium (if any) of and interest on such Global Security and the right to require the Common Depositary to procure the issue of one or more Definitive Registered Securities representing up to


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100% of the principal amount represented by such Global Security and (ii) is issued by the Common Depositary to a Depositary or its nominee.

          "Clearstream" means Clearstream, societe anonyme (formerly known as Cedelbank).

          "Common Depositary" means Deutsche Bank AG, London branch, as common depositary for Euroclear and Clearstream, their successors or nominees.

          "Company" means the party named as such in this Agreement until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means the successor.

          "Company Order" and "Company Request" shall have the meaning ascribed to them in the Indenture.

          "Corporate Trust Office" means the offices of the Book-Entry Depositary, at which any particular time its corporate trust business shall be principally administered, which at the date hereof is located at 2 Boulevard Konrad Adenauer, L-1511 Luxembourg.

          "Definitive Registered Securities" means the Securities issued pursuant to the Indenture in substantially the form set forth in Article Two thereto.

          "Depositary" means, Euroclear and Clearstream or, as appropriate, the Common Depositary for Euroclear and Clearstream, or any successor, as the owner of the Certificated Depositary Interest and indicated as such in the Book-Entry Depositary.

          "Depositary Interest" means the Certificated Depositary Interest.

          "Event of Default" shall have the meaning ascribed to it in the Indenture.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

          "Exchange Offer" shall have the meaning ascribed to it in the Registration Rights Agreement.

          "Euroclear" means Morgan Guaranty Trust Company of New York, as operator of the Euroclear System.

          "Book-Entry Depositary" means the party named as such in this Agreement or its nominee or the custodian of either until a successor shall have become such pursuant to Section 3.08 hereof, and thereafter "Book-Entry Depositary" shall mean its successor or nominee the custodian of either.



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          "Global Security" shall have the meaning ascribed to it in the
Indenture. References to the "Global Securities" shall mean each of the Rule 144A Global Note, the Regulation S Global Note and the Institutional Accredited Investor Global Note.

          "Holder" shall have the meaning ascribed to it in the Indenture.

          "Indenture" means the indenture of even date herewith between the Company and United States Trust Company of New York, as Trustee relating to the
(U)150,000,000 9.25% Senior Notes due August 1, 2010 of the Company as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including for all purposes the provisions of the TIA that are deemed to be a part of and govern such instrument.

          "Institutional Accredited Investor Global Note" shall have the meaning ascribed to it in the Indenture.

          "Officers' Certificate" shall have the meaning ascribed to it in the Indenture.

          "Opinion of Counsel" means a written opinion from legal counsel, who may be counsel to the Company and who shall otherwise be reasonably satisfactory to each Book-Entry Depositary.

          "Person" means nay individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Private Placement Legend" shall have the meaning ascribed to it in the Indenture.

          "Registration Rights Agreement" shall have the meaning ascribed to it in the Indenture.

          "Regulation S Global Note" shall have the meaning ascribed to it in the Indenture.

          "Responsible Officer" means, with respect to the Book-Entry Depositary, any vice president, any assistant vice president, the secretary, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, employed by the Book-Entry Depositary's corporate trust department or any other officer of the Book-Entry Depositary customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust or agency matter, any other officer to whom such matter is referred because of his or her knowledge and familiarity with the particular subject.

          "Restricted Security" shall mean the Global Securities and the Definitive Securities, if any, that bear the Private Placement Legend.



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          "Rule 144A Global Note" shall have the meaning ascribed to it in the
Indenture.

          "Security" shall have the meaning ascribed to it in the Indenture.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "TIA" means the United States Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

          "Trustee" means the Person acting as Trustee under the Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unrestricted Global Security" means a Global Security, with respect to which Book-Entry Interests therein may be transferable without material restriction under the Securities Act.

     Section 1.02 Rules of Construction.

          Unless the context otherwise requires: (1) a term has the meaning assigned to it: (2) any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Indenture; (3) "or" is not exclusive; (4) "including" means including without limitation; (5) words in the singular include the plural and words in the plural include the singular; and (6) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                              BOOK-ENTRY INTERESTS

     Section 2.01 Book-Entry System.

          The Book-Entry Depositary hereby accepts custody of the Global Securities and shall as act custodian thereof in accordance with the terms of this Agreement. The Book-Entry Depositary shall hold such Global Securities at its Corporate Trust Office, and the Book-Entry Depositary shall issue a Certificated Depositary Interest with respect to each Global Security in accordance with the rules and procedures of Euroclear and Clearstream.

     Section 2.02 Book-Entry System.

               (a) Upon acceptance by Euroclear and Clearstream of the Certificated Depositary Interests in the Global Securities for entry into its book-entry settlement system in



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accordance with the rules and procedures of Euroclear and Clearstream,
Book-Entry Interests will be traded through the book-entry system of Euroclear or Clearstream, and ownership of such Book-Entry Interests shall be shown in, and the transfer of such ownership shall be effected only through, records maintained by (i) Euroclear or Clearstream, or their respective successors or
(ii) institutions that have accounts with Euroclear or Clearstream, or their respective successors ("Participants"). Book-Entry Interests shall be transferable only as units in the same authorized denominations as the applicable Securities.

               (b) The Certificated Depositary Interests shall be issuable only to Euroclear or Clearstream or their successors or nominees. Except as provided in Section 2.05 or Section 2.10, no owner of Book-Entry Interests shall be entitled to receive a Definitive Registered Security on account of such ownership, and such owner's interest therein shall be shown only in accordance with the rules and procedures of Euroclear and Clearstream.

     Section 2.03 Procedures in the Event of an Exchange Offer.

          Upon receipt by the Book-Entry Depositary as holder of the Global Securities of notice of either the commencement of an Exchange Offer or the implementation of arrangements permitting the resale by holders of Securities pursuant to the registration provisions of the Securities Act, the Book-Entry Depositary will forward to the applicable Depositary materials relating to such Exchange Offer or other arrangements with any additional instructions applicable to owners of Book-Entry Interests. In the case of an Exchange Offer, upon notice by the applicable Depositary of the principal amount of Book-Entry Interests in the Global Securities tendered in response to the Exchange Offer, the Book-Entry Depositary shall (i) in accordance with Section 2.2 of the Indenture, deliver to the Trustee that portion of the Global Security with respect to which Book-Entry Interests have been tendered and receive in exchange therefor (to the extent such portions of the Global Security are accepted pursuant to the Exchange Offer) a new Unrestricted Global Security and in like principal amount as the Book-Entry Interests tendered, (ii) issue to the applicable Depositary or its nominee a new Certificated Depositary Interest in the new Unrestricted Global Security, (iii) record any changes in the principal amount of the Depositary Interest in each of the Global Securities, and (iv) notify the applicable Depositary of any such changes. Book-Entry Interests in each Unrestricted Global Security shall be assigned a Common Code and ISIN numbers different from those assigned to Book-Entry Interests in the Global Securities.

     Section 2.04 Record of Transfer of the Certificated Depositary Interest.

          The Company appoints the Book-Entry Depositary as its agent for the sole purpose of maintaining at its Corporate Trust Office records in which it shall (i) record the Common Depositary as the initial owner of each Certificated Depositary Interest, (ii) record the transfer of any Certificated Depositary Interest, and (iii) record the increases and decreases in the principal amount represented by each Certificated Depositary Interest. The Certificated Depositary Interests cannot be transferred unless such transfer is noted in the records of the Book-Entry Depositary. The Book-Entry Depositary shall treat the Person in whose name a



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Certificated Depositary Interest is recorded in its records as the owner thereof for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction over the Book-Entry Depositary.

          The foregoing paragraph shall not (i) impose an obligation on the Book-Entry Depositary to record the interests in or transfers of Book-Entry Interests held by participants in a Depositary or Persons that may hold Book-Entry Interests through participants in a Depositary or (ii) restrict transfers of such Book-Entry Interests held by participants in a Depositary or such Persons.

          In connection with the Book-Entry Depositary's appointment as the Company's agent under this Section 2.04, the Company shall have such rights and obligations as regards removal of the Book-Entry Depositary and appointment of a successor as are specified in Section 3.06 hereof.

     Section 2.05 Transfer of the Global Securities.

          The Book-Entry Depositary shall hold each Global Security in custody for the benefit of the Book-Entry Depositary, the Common Depositary and the Depositary. The Book-Entry Depositary shall not transfer or lend any Global Security or any interest therein except that the Book-Entry Depositary may transfer the Global Securities to a successor Book-Entry Depositary in accordance with Section 3.06 or deliver any Global Securities to any Trustee pursuant to the Exchange Offer in accordance with Section 2.03. Notwithstanding the foregoing, the Book-Entry Depositary shall not under any circumstances surrender or deliver any Global Securities to the Common Depositary or the Depositary. If (i) the Book-Entry Depositary notifies the Company and the Trustee under Section 3.08 hereof that it is unwilling or unable to continue as Book-Entry Depositary and no successor Book-Entry Depositary has been appointed by the Company within 120 days of such notification, (ii) Euroclear and Clearstream notify the Book-Entry Depositary that they are unwilling or unable to continue as Depositary with respect to the Certificated Depositary Interests and a successor is not appointed within 120 days by the Book-Entry Depositary at the written request of the Company, or (iii) the Company determines pursuant to
Section 2 of the Indenture that the Global Securities should be exchanged (in whole but not in part) for Definitive Registered Securities pursuant to Section 2 of the Indenture and, at the option of the Common Depositary, either (1) one or more Definitive Registered Securities shall be issued pursuant to the Indenture and deposited with the applicable Depositary in exchange for the Certificated Depositary Interest relating to such Global Securities held by such Depositary, where upon all outstanding Book-Entry Interests will represent interests in such Definitive Registered Securities, or (2) Definitive Registered Securities shall be issued in such names and denominations as the Depositary shall specify upon cancellation of the Certificated Depositary Interests and all Book-Entry Interests provided that in either case the exchange at the request of the Company will not occur unless the Definitive Registered Securities issued in exchange for the Global Securities remain accepted by the relevant clearing agency or clearing system. The Book-Entry Depositary agrees that in either such event it will cause the Book-Entry Depositary to promptly surrender each Global Security held by it to the Trustee in connection with such exchange for cancellation


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pursuant to Section 2(d) of the Indenture.

     Section 2.06 Cancellation.

          If any Global Security is surrendered for payment, or for redemption or purchase in full of all the Securities evidenced thereby or for exchange for Definitive Registered Securities to any Person other than the Trustee then such Global Security shall, subject to Sections 2.08, 2.09 and 2.10, become void and be delivered to the Trustee for cancellation.

     Section 2.07 Payments in Respect of the Certificated Depositary Interests and Global Securities.

               (a) Whenever the Book-Entry Depositary shall received from the Paying Agent appointed under the Indenture any payment on any Global Security, the amount so received shall be distributed promptly to the Depositary entitled thereto, on the corresponding payment date for such Global Security. So long as Euroclear and Clearstream are Depositaries, such payments shall be made in accordance with the respective procedures of Euroclear or Clearstream, as applicable.

               (b) The Book-Entry Depositary shall forward to the Company, or its agents, such information from its records as the Company may reasonably request to enable the Company or its agents to file necessary reports with governmental agencies, and the Book-Entry Depositary, the Company or their agents may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for each Depositary or beneficial owners of Book-Entry Interests.

               (c) None of the Company, the Trustee, the Book-Entry Depositary or any agent of the Company or the Trustee or the Book-Entry Depositary will have any responsibility or liability for any aspect of the records relating to payments made by the Depositary (or its direct or indirect participants) on account of Book-Entry Interests or for maintaining, supervising or reviewing any records relating to such Book-Entry Interests.

               (d) Notwithstanding any other provision of this Agreement, the Book-Entry Depositary shall be required to pay to any Depositary only amounts received by the Book-Entry Depositary under a Global Security in which such Depositary holds an interest.

     Section 2.08 Redemption of Securities and Book-Entry Interests.

          In the event that the Company exercises any right of redemption under the Indenture and terms of the Securities in respect of all or any part of any Global Security, the Book-Entry Depositary shall promptly deliver such Global Security to the Trustee and request the Trustee to endorse Schedule A to such Global Security to reflect the reduction in the principal amount of such Global Security as a result of such redemption. In addition, the Book-Entry Depositary shall notify the applicable Depositary of the principal amount redeemed and of a



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corresponding reduction of the same principal amount of the applicable
Certificated Depositary Interest. The Book-Entry Depositary shall pay all such amounts received by it in connection with such redemption to such Depositary.

     Section 2.09 Offer to Purchase Securities and Book-Entry Interests.

          Upon receipt by the Book-Entry Depositary as holder of the Global Security of an Offer to Purchase Securities pursuant to the Indenture, the Book-Entry Depositary will forward the Offer to Purchase to the applicable Depositary with any additional instructions applicable to owners of Book-Entry Interests. Upon notice by the applicable Depositary of the principal amount of Book-Entry Interests tendered for purchase in response to such Offer to Purchase, the Book-Entry Depositary will surrender the applicable Global Security in accordance with the instructions set forth in the Offer to Purchase, indicating the portion of the principal amount of the Global Security that is being tendered for purchase pursuant to the Offer to Purchase. Upon receipt of any payment resulting from the Offer to Purchase, the Book-Entry Depositary shall pay any amounts received to the applicable Depositary, indicate the principal amount of the Global Security reduced by the Trustee in connection with the Offer to Purchase, and notify such Depositary of a corresponding reduction in the principal amount of the applicable Certificated Depositary Interest.

     Section 2.10 Exchange for Definitive Registered Securities; Transfers and Transfer Restrictions.

          If, upon an Event of Default or at any other time, the owner of a Book-Entry Interest shall so request (such request of the owner to be given in writing to the Company or, if an Event of Default has not occurred, only through a Depositary), upon transfer or surrender of such owner's Book-Entry Interest to the account of the Book-Entry Depositary maintained with a Depositary, the Book-Entry Depositary shall (i) promptly deliver the applicable Global Security to the Trustee and request that the Trustee exchange any part of such Global Security for one or more Definitive Registered Securities of the same type registered in the names specified by such Depositary and endorse Schedule A to such Global Security to reflect the reduction in principal amount of such Global Security resulting from such exchange, provided that the principal amount of such Definitive Registered Securities and of such Global Security after such exchange shall be in authorized denominations and (ii) instruct the applicable Depositary to cancel the Book-Entry Interest surrendered or transferred to the account of the Book-Entry Depositary maintained with such Depositary and instruct the Common Depositary to deliver the applicable Certificated Depositary Interest to the Book-Entry Depositary and, upon receipt thereof, endorse Schedule A to such Certificated Depositary Interest to reflect the reduction in principal amount of such Certificated Depositary Interest in accordance with procedures established between the Common Depositary and the Book-Entry Depositary.

          Thereafter, if any Global Security is still outstanding, then at the request of any holder of a Definitive Registered Security of the same type and upon surrender by such holder of such Definitive Registered Security to the Registrar for registration of transfer of such Definitive



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Registered Security to the Book-Entry Depositary, the Book-Entry Depositary
shall (i) surrender such Definitive Registered Security to the Registrar for cancellation, deliver the applicable Global Security to the Trustee and request that the Trustee endorse Schedule A thereof to increase the principal amount of such Global Security by an amount equal to the principal amount of the Definitive Registered Security delivered to the Registrar for cancellation and ((ii) endorse Schedule A of the applicable Certificated Depositary Interest in accordance with procedures established between the Common Depositary and the Book-Entry Depositary, as the case may be, in each case, for the account of such holder equal in principal amount to the principal amount of such Definitive Registered Security.

          If the owner of a Book-Entry Interest in one Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a Book-Entry Interest in a second Global Security of such series, then upon receipt by the Book-Entry Depositary of (A) an order given by the applicable Depositary or its authorized representative directing that a Book-Entry Interest in the second Global Security of such series in a specified principal amount be credited to a specified Agent Members account and that a Book-Entry Interest in the first Global Security in an equal principal amount be debited from another specified Agent Member's account and (B) if applicable, a certificate as provided for in the Indenture satisfactory to such Book-Entry Depositary and duly executed by the owner of such Book-Entry Interest or his attorney in fact duly authorized in writing, then the Book-Entry Depositary shall (i) promptly deliver the applicable Global Securities to the Trustee and request that the Trustee endorse Schedule A to such Global Securities to reflect the reduction in principal amount of the first Global Security and the corresponding increase in the second Global Security resulting from such transfer (ii) endorse Schedule A of the applicable Certificated Depositary Interest to reflect such adjustments in accordance with procedures established between the Book-Entry Depositary and Common Depositary, as the case may be.

          Reference is made to Section 2 of the Indenture which sets forth certain transfer restrictions and certification requirements relating to exchanges or transfers between Holders of the Global Securities and/or Definitive Registered Securities. Owners of Book-Entry Interests acknowledge that analogous transfer restrictions and certification shall apply to transfers and exchanges described in this Section 2.10. Accordingly, in the circumstances where a Regulation S Certificate, IAI Certificate or Rule 144A Certificate (each as defined in the Indenture) is required under Section 2 of the Indenture to be delivered to the Trustee in connection with any transfer or exchange involving a Global Security, a similar certificate shall be delivered to the Book-Entry Depositary in connection with any analogous transfer or exchange involving a Book-Entry Interest in such Global Security.

          The parties hereto acknowledge that pursuant to arrangements with the Depositaries, during the Restricted Period, any trades in Book-Entry Interests in a Regulation S Global Note will only occur in or through accounts maintained at Euroclear and Clearstream.

          Each owner of Book-Entry Interests in the Global Securities understands that such Book-Entry Interests have not been registered under the Securities Act and may not be offered,


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resold, pledged or otherwise transferred by such owner except (a)(i) to a person who such owner reasonably believes is a qualified institutional buyer acquiring for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S,
(iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iv) pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

     Section 2.11 Record Date.

          Whenever (i) the Book-Entry Depositary shall receive notice of any action to be taken by the holder of a Global Security, or (ii) the Book-Entry Depositary otherwise deems it appropriate in respect of any other matter, the Global Depositary shall fix a record date for the determination of the principal amount represented by each Certificated Depositary Interest at such record date, with respect to which any Depositary shall be entitled to take any such action or to act in respect of any such matter, which record date shall be the same date as that fixed with respect to the holder of a Global Security or holders of Definitive Registered Securities under the Indenture. Subject to the provisions of this Agreement, only the Depositary in whose name the Certificated Depositary Interest is recorded in the records of the Book-Entry Depositary at the close of business on such record date shall be entitled to receive such payment, to give instructions as to such action or to act in respect of any such matter.

     Section 2.12 Action in Respect of the Depositary Interests.

          As soon as practicable after receipt by the Book-Entry Depositary of notice of any solicitation of consents or request for a waiver or other action by the holder of a Global Security under the Indenture or by the Book-Entry Depositary under this Agreement, the Book-Entry Depositary shall mail to the Common Depositary a notice containing (a) such information as is contained in the notice received, (b) a statement that the Common Depositary at the close of business on a specified record date (established in accordance with Section 2.11 hereof) will be entitled, subject to the provisions of or governing the Depositary Interest or Global Securities, to instruct the Book-Entry Depositary as to the consent, waiver or other action, if any, pertaining to this Agreement or the Indenture and (c) a statement as to the manner in which such instructions my be given. In addition, the Book-Entry Depositary will forward to the Common Depositary or, based upon instructions received from the Common Depositary, to owners of Book-Entry Interests, all materials pertaining to any such solicitation, request, offer or other action. Upon the written request of the Common Depositary received on or before the date established by the Book-Entry Depositary for such purpose, the Book-Entry Depositary shall endeavor insofar as practicable and permitted under the provisions of this Agreement or the Indenture, as the case may be, to take such action regarding the requested consent, waiver or other action in respect of all or only a portion of the principal amount of each Certificated Depositary Interest or applicable Global Security, as the case may be, with respect to which instructions in accordance with any instructions set forth in such request have been received. The Common Depositary may grant



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proxies, or otherwise authorize its participants (or persons owning Book-Entry
Interests through such participants in the Common Depositary) to provide such instructions to the Book-Entry Depositary so that it may exercise any rights of a holder or take any other actions which a holder is entitled to take under the Indenture. The Book-Entry Depositary shall not itself exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of a Global Security. Without prejudice to Section 2.07(c), the records of the Common Depositary shall, absent manifest error, be conclusive evidence of the owners of Book-Entry Interests and the principal amount represented by such Book-Entry Interests.

     Section 2.13 Changes Affecting the Global Securities.

          Upon any reclassification of the Global Securities or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which the Company is a part, any securities that shall be received by the Book-Entry Depositary in exchange for or in respect of a Global Security shall be treated as a new Global Security or as part of the Global Security under this Agreement and any corresponding Certificated Depositary Interest shall thenceforth represent such Global Security, including such new securities so received.

     Section 2.14 Reports.

          The Book-Entry Depositary shall as soon as practicable send to each Depositary any notices, reports and other communications received from the Company that are received by a Responsible Officer of the Book-Entry Depositary as holder of the Global Securities.

                                   ARTICLE III

                            THE BOOK-ENTRY DEPOSITARY

     Section 3.01 Certain Duties and Responsibilities.

               (a) The Book-Entry Depositary undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

          The Book-Entry Depositary shall not incur any liability to any Depositary with respect to any Certificated Depositary Interest, any beneficial owner or any other person hereunder or in connection herewith if, by reason of any provision of any present or future law or regulation, of any governmental regulatory authority or securities exchange, or by reason of any act of God or war or other circumstance beyond the control of the Book-Entry Depositary, the Book-Entry Depositary shall be prevented or forbidden from doing or performing any act or thing that the terms of this Note Deposit Agreement provide shall be done or performed.

          The Book-Entry Depositary shall not be liable under this Note Deposit Agreement other than by reason of their own bad faith, willful misconduct or negligence in the performance of such duties as are specifically set forth in this Note Deposit Agreement. The Book-Entry



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Depositary shall not be liable for any damages resulting from the transfer or deliver of the Book-Entry Interests in accordance with the terms of this Note Deposit Agreement. The Book-Entry Depositary shall not be liable for any action or inaction by it done in good faith reliance upon the written advice of legal counsel. The Book-Entry Depositary may rely upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

          The Book-Entry Depositary assume no obligation nor shall it be subject to any liability under this Note Deposit Agreement to any Depositary or any Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Securities), other than that it agrees to use its good faith and reasonable care in the performance of such duties as are specifically set forth in this Note Deposit Agreement.

          The Book-Entry Depositary make no representation or warranty and shall at no time have any responsibility for, or liability or obligation in respect of, the legality, validity, binding effect, adequacy or enforceability of the Securities, the performance and observance by the Company of its obligations under the Securities or the recoverability of any sum of interest or principal due or to become due from the Company in respect of the Securities.

          The Book-Entry Depositary shall at no time have any responsibility for, or obligation or liability in respect of, the financial condition, creditworthiness, affairs, status or nature of the Company.

          The Book-Entry Depositary shall not be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Security or in respect of the Book-Entry Interests, or take any other action or omit to take any action under this Note Deposit Agreement, which in its opinion may involve it in expense or liability, unless reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by it in connection therewith is furnished.

          The Book-Entry Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Book-Entry Depositary or in connection with a matter arising wholly after the removal or resignation of the Book-Entry Depositary, provided that the Book-Entry Depositary, exercised its good faith and reasonable care while it acted as Book-Entry Depositary.

          The Book-Entry Depositary may own and deal in any class of securities of the Company and its affiliates and in interests in the Book-Entry Interests. The Book-Entry Depositary may enter into other dealings with the Company or any of its affiliates of any nature whatsoever.

     Section 3.02 Not Responsible for Recitals or Issuance of Securities.

          The recitals contained in the Indenture and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Book-Entry Depositary does not assume responsibility for their correctness. The Book-Entry Depositary does not make representations as to the validity or sufficiency of this Agreement or of the Securities or of any offering materials. The Book-Entry Depositary shall not be accountable for the use or application by the Company of the proceeds with respect to the Securities.

     Section 3.03 Money Held in Trust.

          Money held by the Book-Entry Depositary in trust hereunder need not be segregated from other funds held by the Book-Entry Depositary, except to the extent required by law. The Book-Entry Depositary shall not be under any obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed with the applicable Depositary (or in the absence of such an agreement, with the Company).

     Section 3.04 Compensation and Reimbursement.

          The Company agrees:

          (a) to pay to the Book-Entry Depositary from time to time such compensation as agreed between them in writing for all services rendered by the Book-Entry Depositary hereunder (which compensation shall not be limited by any provision of law with regard to the compensation of a trustee of an express trust);

          (b) to reimburse the Book-Entry Depositary and any predecessor Book-Entry Depositary upon its request for all reasonable expenses, disbursements and advances incurred or made by the Book-Entry Depositary in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Book-Entry Depositary and any predecessor Book-Entry Depositary for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bath faith on its part, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The obligations of the Company under this Section to compensate and indemnify the Book-Entry Depositary and any predecessor Book-Entry Depositary and to pay or reimburse the Book-Entry Depositary and any predecessor Book-Entry Depositary for expenses, disbursements and advances shall survive the payment of the Global Securities, resignation or removal of the Book-Entry Depositary and satisfaction, discharge or other termination of this Agreement.

          The Book-Entry Depositary shall not be responsible for (1) taxes and other governmental charges or (2) such registration fees as may from time to time be in effect for the registration of transfers of interests in the certificated depositary interests.

     Section 3.05 Book-Entry Depositary Required: Eligibility.

          At all times when there is a Book-Entry Depositary hereunder, such Book-Entry Depositary shall be a corporation having together with its parent, a combined capital and surplus of at least U.S. $50,000,000, willing to act on reasonable terms. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. United States Trust Company of New York shall at all times be the Trustee under the Indenture, subject to receipt of an Opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Book-Entry Depositary shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 3.06 Resignation and Removal: Appointment of Successor.

               (a) No resignation or removal of the Book-Entry Depositary and no appointment of a successor Book-Entry Depositary pursuant to this Article shall become effective until (i) the acceptance of appointment by the successor Book-Entry Depositary in accordance with the applicable requirements of Section
3.07 hereof or (ii) the issuance of Definitive Registered Securities in accordance with Section 2.05 hereof.

               (b) The Book-Entry Depositary may resign by giving written notice thereof to the Company and the Depositary, in accordance with Section 4.01 and
Section 4.02, 60 days prior the effective date of such resignation. The Book-Entry Depositary may be removed at any time upon 90 days' notice by the filing with it of an instrument in writing signed on behalf of the Company and specifying such removal and the date when it is intended to become effective.

               (c) If at any time

               (1) the Book-Entry Depositary shall cease to be eligible under
          Section 3.05 hereof and shall fail to resign after written request therefor by the Company or by the Depositary, or

               (2) the Book-Entry Depositary shall become incapable of acting with respect to the Certified Depositary Interests or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Book-Entry Depositary or of its property shall be appointed or any public officer shall take charge or control of the Book-Entry Depositary or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

then, in any such case, (i) the Company, by Board Resolution, may immediately remove the Book-Entry Depositary and appoint a successor Book-Entry Depositary or (ii) the Depositary or the Book-Entry Depositary may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Book-Entry Depositary and the appointment of a successor Book-Entry Depositary unless the Global Securities have been completely replaced by Definitive Registered Securities which have been issued in accordance with the Indenture. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Book-Entry Depositary and appoint a successor Book-Entry Depositary.

               (d) If the Book-Entry Depositary shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Book-Entry Depositary for any cause, the Company, by Board Resolution, shall promptly appoint a successor Book-Entry Depositary (other than the Company) for the Book-Entry Depositary and shall comply with the applicable requirements of
Section 3.07 hereof. If no successor Book-Entry Depositary with respect to the Global Securities shall have been so appointed by the Company and accepted appointment in the manner required by Section 3.07, any Depositary or the Book-Entry Depositary may, on behalf of itself and all others similarly situated, petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary unless the Global Securities have been completely replaced by Definitive Registered Securities which have been issued in accordance with the Indenture.

               (e) The Company shall give, or shall cause such successor Book-Entry Depositary to give, notice of each resignation and each removal of a Book-Entry Depositary and each appointment of a successor Book-Entry Depositary to the applicable Depositary in accordance with Section 4.02 hereof. Each notice shall include the name of the successor Book-Entry Depositary and the address of its Corporate Trust Office. If the Company fails to give notice within ten days after acceptance of appointment by the successor Book-Entry Depositary, the successor Book-Entry Depositary shall cause such notice to be given at the expense of the Company.

     Section 3.07 Acceptance of Appointment by Successor.

               (a) In case of the appointment hereunder of a successor Book-Entry Depositary, every such successor Book-Entry Depositary so appointed shall execute, acknowledge and deliver to the Company and to the retiring Book-Entry Depositary an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Book-Entry Depositary shall become effective and such successor Book-Entry Depositary, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Book-Entry Depositary, with like effect as if originally named as the Book-Entry Depositary hereunder; but, on the request of the Company or a successor Book-Entry Depositary, the retiring Book-Entry Depositary shall, upon payment of all amounts due and payable to it pursuant to
Section 3.04 hereof, execute and deliver an instrument transferring to the successor Book-Entry Depositary all the rights and powers of the retiring

Book-Entry Depositary and shall duly assign, transfer and deliver to the successor Book-Entry Depositary all property and money held by the retiring Book-Entry Depositary hereunder and shall deliver the Global Securities to the successor.

               (b) Upon request of any such successor Book-Entry Depositary, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to the successor Book-Entry Depositary all such rights, powers and agencies referred to in paragraph (a) of this Section.

               (c) No successor Book-Entry Depositary shall accept its appointment unless at the time of such acceptance such successor Book-Entry Depositary shall be eligible under this Article.

               (d) Upon acceptance of appointment by any successor Book-Entry Depositary as provided in this Section, the Company shall give notice thereof to the Depositary in accordance with Section 4.02 hereof. If the acceptance of appointment is substantially contemporaneous with the resignation of the Book-Entry Depositary, then the notice called for by the preceding sentence may be combined with the notice called for by Section 3.06 hereof. If the Company fails to give such notice within 15 days after acceptance of appointment by a successor Book-Entry Depositary, the successor Book-Entry Depositary shall promptly cause such notice to be given at the expense of the Company.

               (e)

     Section 3.08 Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Book-Entry Depositary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Book-Entry Depositary shall be a party, or any corporation succeeding to all or substantially all the agency business of the Book-Entry Depositary, shall be the successor of the Book-Entry Depositary hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation shall be otherwise eligible under this Article.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

     Section 4.01 Notices to Book-Entry Depositary or Company.

          Any request, demand, authorization, direction, notice, consent, or waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with.

               (a) the Book-Entry Depositary by any Depositary, the Trustee or the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and delivered (which may be by facsimile) or mailed and received, first-class postage prepaid, to the Book-Entry Depositary at its Corporate Trust Office, Attention: Corporate Trust Trustee Administration Department, or at any other address previously furnished in writing by the Book-Entry Depositary to any Depositary, the Trustee and the Company, or

               (b) the Company by the Book-Entry Depositary shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and delivered or mailed and received, first-class postage prepaid to R.J. Tower Corporation, Attention: Chief Financial Officer, 5211 Cascade Road, Suite 300, Grand Rapids, Michigan 49546, or at any other address previously furnished in writing to such Book-Entry Depositary by the Company.

     Section 4.02 Notice to Depositary and Owners; Waiver.

          Where this Agreement provides for notice to a Depositary or owners of Book-Entry Interests of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Depositary at the address notified to the Book-Entry Depositary, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the even, and such waiver shall be the equivalent of such notice. Waivers of notice by a Depositary shall be filed with the Book-Entry Depositary, but such filing shall not be a condition precedent to the validity of any such action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to given such notice by mail, then such notification as shall be made with the approval of the Book-Entry Depositary shall constitute a sufficient notification for every purpose hereunder.

     Section 4.03 Effect of Headings.

          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 4.04 Successors and Assigns.

          All covenants and agreements of the Company in this Agreement and the Securities shall bind the Company's successors and assigns, whether so expressed or not.

     Section 4.05 Separability Clause.

          In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and hereof shall not in any way be affected or impaired thereby.

     Section 4.06 Benefits of Agreement.

          Nothing in this Agreement, the Securities or the Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement. The owners from time to time of the Book-Entry Interests shall be parties to this Agreement and, by their acceptance of delivery of the Book-Entry Interests, shall be deemed to be bound by all of the terms and conditions hereof and of the Indenture and the Securities.

     Section 4.07 GOVERNING LAW.

          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPALS OF CONFLICTS OF LAW THEREOF.

     Section 4.08 Counterparts.

          This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     Section 4.09 Inspection of Agreement.

          A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Book-Entry Depositary for inspection upon reasonable prior written notice by any owner of Book-Entry Interests.

     Section 4.10 Satisfaction and Discharge.

          This Agreement upon a Company Request shall cease to be of further effect, and the Book-Entry Depositary, at the expense of the Company, shall execute proper instrument acknowledging satisfaction and discharge of this Agreement, when (i) the Indenture has been satisfied and discharged pursuant to the provisions thereof or Definitive Registered Securities have been issued and the Global Securities have been cancelled in accordance with the provisions of
Section 2.05 or 2.06 hereof, (ii) the Company has paid or caused to be paid all sums payable hereunder by the Company and (iii) the Company has delivered to the Book-Entry Depositary an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Agreement have been complied with.

     Section 4.11 Amendments.

          The Company and the Book-Entry Depositary may amend this Agreement without the consent of any Depositary or the owners of Book-Entry Interests:

               (a) to cure any ambiguity, omissions, defect or inconsistency;

               (b) to add to the covenants and agreements of the Book-Entry Depositary or the Company;

               (c) to evidence or effectuate the assignment of the Book-Entry Depositary's rights and duties to a qualified successor, as provided herein;

               (d) to evidence the succession of another person to the Company (when a similar amendment with respect to the Indenture is being executed) and the assumption by any such successor of the covenants of the Company therein;

               (e) to comply with any requirements of the Securities and Exchange Commission and the TIA; or

               (f) to modify, alter, amend or supplement this Agreement in any other manner that is not adverse to any Depositary or the owners of Book-Entry Interests.

          Except as set forth in Clauses (a) through (f) above, no amendment that adversely affects the Depositary may be made to this Agreement without the consent of the Depositary. No amendment that adversely affects the rights of the owners of Book-Entry Interests may be made to this Agreement without the consent of the Trustee, which is made a party hereto solely for the purpose of ensuring compliance by the other parties thereto with such obligation. The Trustee shall hold such right to give nay such consent on trust for, and will exercise such right only having regard to the interests of, the owners of Book-Entry Interests. Consequently, the Trustee shall not give such consent without first having received the consent the holders of a majority in principal amount of Book-Entry Interests to such amendment in accordance with the procedures set out in Section 2.11 of this Agreement. Notwithstanding the immediately preceding sentence, any amendment which adversely affects the right of any owners of Book-Entry Interests to receive any payment of interest, Additional Interest, principal, Premium or Additional Amounts at the time or in the amount which they would otherwise be entitled to receive any such payments shall only be made upon the consent of every owner of Book-Entry Interests whose rights are so affected.

     Section 4.12 Book-Entry Depositary To Sign Amendments.

          The Book-Entry Depositary shall sign any amendment authorized pursuant to Section 4.11 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Book-Entry Depositary. If it does, the Book-Entry Depositary may, but need not, sign it. In signing such amendment, the Book-Entry Depositary shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and shall be fully protected in reasonably relying upon, an Officers' Certificate (which need only cover the matters set forth in clause (a) below) and an Opinion of Counsel stating that:

               (a) such amendment is authorized or permitted by this Agreement;

               (b) the Company has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action;

               (c) the execution, deliver and performance of the amendment do not conflict with or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Agreement, (ii) the Articles of Incorporation and By-Laws of the Company or (iii) any law or regulation applicable to the Company; and

               (d) such amendment has been duly and validly executed and delivered by the Company, and this Agreement together with such amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.



                                        R.J. TOWER CORPORATION (a Michigan
                                        Corporation)

                                                /s/ Daniel H. Webber
                                        ----------------------------------------
                                        Name:   Daniel H. Webber
                                        Title:  Vice President


                                        DEUTSCHE BANK LUXEMBOURG S.A.,
                                          as Book-Entry Depositary

                                                /s/ Mark Jones
                                        ----------------------------------------
                                        Name:   Mark Jones
                                        Title:  Attorney


                                        UNITED STATES TRUST COMPANY OF NEW
                                        YORK, as Trustee

                                                /s/ Cynthia Chaney
                                        ----------------------------------------
                                        Name:   Cynthia Chaney
                                        Title:  Assistant Vice President

                                                              ANNEX A -- Form of
                                                Certificated Depositary Interest


                        CERTIFICATED DEPOSITARY INTEREST

                      9.25% SENIOR NOTES DUE AUGUST 1, 2010

THIS CERTIFICATED DEPOSIT INTEREST HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, OR DELIVERED OTHER THAN IN COMPLIANCE WITH THE SENIOR NOTES DEPOSITARY AGREEMENT REFERRED TO BELOW.

UNLESS PRESENTED TO DEUTSCHE BANK LUXEMBOURG S.A., AS BOOK-ENTRY DEPOSITARY, FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITIES IS ISSUED AS AUTHORIZED BY THE HOLDER, ANY TRANSFER, EXCHANGE, PLEDGE OR PAYMENT UNDER THIS CERTIFICATED DEPOSITARY INTEREST WILL BE WRONGFUL.

The holder of this Certificated Depositary Interest is subject to, and entitled to the benefit of, the Indenture, dated as of July 25, 2000, between R.J. Tower Corporation, a Michigan corporation (the "Issuer"), the Guarantors named therein and United States Trust Company of New York, as Trustee, and the Note Deposit Agreement (the "Note Deposit Agreement"), dated as of July 25, 2000, among the Issuer, the Book-Entry Depositary, the Trustee and owners from time to time of Book-Entry Interests (as defined therein).

The Global Depositary hereby certifies that _______________ is recorded in the records of the Global Depositary as the owner of a certificated depositary interest representing initial (U)150,000,000 in aggregate principal amount of 9.25% Senior Notes due August 1, 2010 of the Issuer, or such greater or lesser amount as shall be shown by the most recent entry in the schedule hereto.

This Certificated Depositary Interest is transferable only in accordance with the Note Deposit Agreement.

         IN WITNESS whereof the Global Depositary has caused this Certificated Depositary Interest to be duly executed.

Dated: July 25, 2000



                                             DEUTSCHE BANK LUXEMBOURG S.A.


                                             By:
                                                --------------------------------
                                                    Duly Authorized Signatory
                                             Title

                          SCHEDULE OF PRINCIPAL AMOUNT


The initial principal amount at maturity of this Certificated Depositary Interest shall be Euro150,000,000. The following decreases/increases in the principal amount of this Certificated Depositary Interest have been made.

DATE OF               DECREASE IN         INCREASE IN         TOTAL PRINCIPAL     NOTATION MADE BY OR
DECREASE/INCREASE     PRINCIPAL AMOUNT    PRINCIPAL AMOUNT    AMOUNT FOLLOWING    ON BEHALF OF
                                                              SUCH                BOOK-ENTRY DEPOSITARY
                                                              DECREASE/INCREASE


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